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                                                                      Exhibit 11

Statement Re Computations of Per Share Earnings
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(Amounts in thousands, except per share data)

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
                                                                                       For the quarter ended September 30,
                                                                                        1999                          1998
                                                                              ------------------------       -----------------------
Numerator:
 Net income available to common shareholders                                                   $17,939                       $14,116
 Less adjustment for gain (loss) on sales of investments in rental
  properties available to common shareholders                                                        -                           202
                                                                              ------------------------       -----------------------
Numerator for basic earnings per share - income from continuing
 operations available to common shareholders                                                    17,939                        14,318

Effect of dilutive securities:
 Minority interest in income convertible into common shares                                      1,198                         1,018
                                                                              ------------------------       -----------------------
Numerator for diluted earnings per share                                                       $19,137                       $15,336
                                                                              ========================       =======================
Denominator:
 Denominator for basic earnings per share - weighted average
  shares                                                                                        44,680                        43,480
                                                                              ------------------------       -----------------------
 Effect of dilutive securities:
   Weighted average convertible operating company units                                          3,060                         2,820
   Stock options                                                                                   120                           270
                                                                              ------------------------       -----------------------
 Dilutive potential common shares                                                                3,180                         3,090
                                                                              ------------------------       -----------------------
 Denominator for diluted earnings per share adjusted for
  weighted average shares and assumed conversion                                                47,860                        46,570
                                                                              ========================       =======================

 Basic earnings per share excluding gains (loss) on sale                                       $  0.40                       $  0.33
                                                                              ========================       =======================
 Diluted earnings per share excluding gains (loss) on sale                                     $  0.40                       $  0.32
                                                                              ========================       =======================
                                                                                      For the nine months ended September 30,
                                                                                        1999                           1998
                                                                              ------------------------        ----------------------
Numerator:
 Net income available to common shareholders                                                   $50,317                       $43,999
 Less adjustment for gain (loss) on sales of investments in rental
  properties available to common shareholders                                                      (54)                        1,073
                                                                            --------------------------      ------------------------
Numerator for basic earnings per share - income from continuing
 operations available to common shareholders                                                    50,263                        45,072

Effect of dilutive securities:
 Minority interest in income convertible into common shares                                      3,659                         3,051
                                                                            --------------------------      ------------------------
Numerator for diluted earnings per share                                                       $53,976                       $47,050
                                                                            ==========================      ========================
Denominator:
 Denominator for basic earnings per share - weighted average
  shares                                                                                        44,500                        42,560
                                                                            --------------------------      ------------------------
 Effect of  dilutive securities:
   Weighted average convertible operating company units                                          3,120                         2,820
   Stock options                                                                                   120                           380
                                                                            --------------------------      ------------------------
 Dilutive potential commons shares                                                               3,240                         3,200
                                                                            --------------------------      ------------------------
 Denominator for diluted earnings per share adjusted for
  weighted average shares and assumed conversion                                                47,740                        45,760
                                                                            ==========================      ========================

 Basic earnings per share excluding gains (loss) on sale                                       $  1.13                       $  1.06
                                                                            ==========================      ========================
 Diluted earnings per share excluding gains (loss) on sale                                     $  1.13                       $  1.05
                                                                            ==========================      ========================
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